Exhibit 11
                           United Vanguard Homes, Inc.

                        COMPUTATION OF EARNINGS PER SHARE

                                                      Primary earnings per share
                                                         Year ended March 31,
                                               ----------------------------------------
                                                  1994            1995          1996
                                               -----------    -----------    ----------
Earnings (loss)                                $  (581,723)   $  (626,651)   $  611,667
                                               ===========    ===========    ==========

Shares
     Weighted average shares outstanding (1)     2,443,974      2,355,077     1,169,105
     Dilutive stock options and warrants                                         30,041
                                               -----------    -----------    ----------

     Weighted average common and equivalent
         shares outstanding                      2,443,974      2,355,077     1,199,146
                                               ===========    ===========    ==========

Primary earnings (loss) per share              $      (.24)   $      (.27)   $      .51
                                               ===========    ===========    ==========

                                                  Fully diluted earnings per share
                                                         Year ended March 31,
                                               ----------------------------------------
                                                  1994            1995          1996
                                               -----------    -----------    ----------
Earnings (loss)                                $  (581,723)   $  (626,651)   $  611,667
Net interest expense related to convertible
     debt                                          177,135        234,066       164,225
                                               -----------    -----------    ----------

Adjusted net earnings (loss)                   $  (404,588)   $  (392,585)   $  775,892
                                               ===========    ===========    ==========

Shares
     Weighted average shares outstanding (1)     2,443,974      2,355,077     1,169,105
     Dilutive stock options and warrants                                         30,041
     Common shares issuable upon conversion        397,266        400,280       383,373
                                               -----------    -----------    ----------

     Weighted average common and equivalent
         shares outstanding                      2,841,240      2,755,357     1,582,519
                                               ===========    ===========    ==========

Fully diluted earnings (loss) per share        $      (.14)   $      (.14)   $      .49
                                               ===========    ===========    ==========

(1) Excluded from the weighted average shares outstanding are 46,936 common shares to be held in escrow, for which the condition for release are not currently being met.